77Q1(a)

Amended Schedule B, dated June 27, 2016, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on June 27, 2016 (Accession Number 0001193125-16-633296).